The CIT Group/
Business Credit, Inc.
3rd Floor
300 south Grand Avenue
Los Angeles, CA  90071
Tel:  213-613-2575
Fax:  213-613-2588



                                August 1, 1997


Buttrey Food and Drug Company
601 6th Street S.W.
Great Falls, MT  59404

Gentlemen:

Reference is made to the Financing Agreement between you and the Lenders party thereto dated September 7, 1995, as amended from time to time (the "Agreement"). Capitalized terms used herein and defined in the Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

Effective immediately, pursuant to mutual understanding, the Agreement shall be, and hereby is, amended as follows:

 .  Section 1 of the Agreement shall be, and hereby is, amended by deleting the definition of "INTEREST COVERAGE RATIO" in its entirety and replacing it with
                  -----------------------
   the following definition of "INTEREST CHARGE COVERAGE RATIO":
                                ------------------------------

 .  "INTEREST CHARGE COVERAGE RATIO" shall mean a ratio determined as of the
    ------------------------------
   relevant calculation date by dividing EBITDA by Interest Expense for the applicable period, except for the calculation dates subsequent to July 31, 1997, where any interest expense and associated penalties relating to the Internal Revenue Service's and/or state's adjustment of income taxes due for the fiscal years ended February 2, 1991, February 1, 1992, January 30, 1993, and January 29, 1994 shall be excluded from the determination of such ratio. The amount of interest expense and associated penalties excluded under this provision shall not exceed $2,000,000.

Except as otherwise hereinabove provided, no other change, amendment, or modification of any of the terms or provisions of the Agreement is hereby intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.
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                                       THE CIT GROUP/BUSINESS CREDIT, INC.



                                       By /s/ William P. Shiao
                                         --------------------------------
                                       Title:  Assistant Vice President


                                       THE CIT GROUP/EQUIPMENT FINANCING, INC.


                                       By /s/ Cecile A. Segovia
                                         -------------------------------
                                       Title:  Vice President


Read and Agreed to:
BUTTREY FOOD AND DRUG COMPANY



By /s/ Wayne S. Peterson
  --------------------------------
  Title: Senior Vice President and
         Chief Financial Officer